UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2008

Lightning Gaming, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-52575	20-8583866
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Chelsea Parkway, Boothwyn, Pa 19061

(Address of principal executive offices) (Zip Code)

(Registrant’s telephone number, including area code) 610 494 5534

_____________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 25, 2008, we entered into an agreement (the “Separation Agreement”) with Ronald Skotarczak in connection with his resignation as the President and a member of the board of directors of our wholly-owned subsidiary, Lightning Poker, Inc. (“LPI”). The Separation Agreement was memorialized in writing on March 26, 2008.

Under the Separation Agreement, we will make severance payments to Mr. Skotarczak totaling $43,750 in six equal installments in accordance with our regular payroll dates and policies. Mr. Skotarczak can elect to continue coverage under our group health insurance plan, with the premiums to be paid by us for the first three months. Mr. Skotarczak will have two years within which he can exercise the portion of his stock options that were vested as of his separation date, which entitle him to purchase 115,200 shares of our stock. Mr. Skotarczak has agreed to a release of claims against us and related parties pertaining to his employment with us and his separation from us. He has also agreed to a two-year non-competition and non-solicitation covenant.

Mr. Skotarczak will receive the cash payments and other benefits under the Separation Agreement so long as he has not exercised his right to revoke the Separation Agreement by April 2, 2008.

The above description of the Separation Agreement is merely a summary of its material terms. We will file a complete copy of the Separation Agreement as an exhibit to our next quarterly report under the Securities Exchange Act of 1934. Interested parties should read the Separation Agreement in its entirety when we file it.

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 25, 2008, Ronald Skotarczak resigned as President and a member of the board of directors of LPI.

On March 26, 2008, we appointed Brian Haveson as President of LPI. Mr. Haveson is our current Chairman of the Board, Chief Executive Officer and President. There is no change in Mr. Haveson’s compensation as a result of his new appointment.

Information concerning Mr. Haveson’s background, business experience and transactions with us is set forth in the sections titled “Directors and Executive Officers” and “Transactions with Related Persons, Promoters and Certain Control Persons” in Item 2.01 of the Form 8-K that we filed on January 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lightning Gaming, Inc.

By:/s/ Brian Haveson

Brian Haveson, Chief Executive Officer

Date: March 28, 2008

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